Exhibit 23(a)


Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                   Brickell Avenue, Suite 500
Suite 400 East                                        Miami, Florida 33131-2803
Washington, D.C. 20007-5208                                      (305) 371-2600
(202) 965-8100                                      Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                                        175 Powder Forest Drive
                                                                      Suite 201
                                                       Simsbury, CT  06089-9668

                                                                  (860)392-5000
                                                       Telecopier:(860)392-5058

                                                       HTTP://www.jordenusa.com

April 15, 2005

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

    Re:Post-Effective Amendment No. 5 to the Registration Statement on Form S-3
       File No. 333-95839

Ladies and Gentlemen:

         We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                             Very truly yours,

                                                             /s/Jorden Burt LLP

                                                             Jorden Burt LLP